Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

HopTo, Inc.

Concord, New Hampshire

We hereby consent to the inclusion in this Registration Statement of HopTo, Inc. on Form S-1 of our report dated April 17, 2018, with respect to our audit of the consolidated financial statements of HopTo, Inc. as of December 31, 2017 and for the year then ended, which report appears in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ Macias Gini & O’Connell LLP

Sacramento, California

February 5, 2020